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                                                                     EXHIBIT 5.1

                               December 16, 2003

                                                                   C 39267-00034

Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001

         Re:      Horace Mann Educators Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3, as amended (the "Registration Statement"), of Horace Mann Educators Corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the following securities (collectively, the "Securities") with an aggregate public offering price of up to $300,000,000, all as described in the Registration Statement: (i) one or more series of shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), (ii) depository shares representing fractional interests in the Preferred Stock (the "Depository Shares"), (iii) common stock, $0.001 par value per share (the "Common Stock"), (iv) debt securities (the "Debt Securities") and (v) the Common Stock issued upon the conversion of any Preferred Stock or Debt Securities issued under the Registration Statement.

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

         1. The Securities (including the Preferred Stock represented by the Depository Shares and the Common Stock issued upon the conversion of any Preferred Stock

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December 16, 2003
Page 2
                  or Debt Securities issued under the Registration Statement), when issued and sold as contemplated by the Registration Statement and upon the receipt of requisite consideration therefor, will be validly issued, fully paid and non-assessable.

         2. The Debt Securities, when issued and sold as contemplated by the Registration Statement and upon the receipt of requisite consideration therefor, will be valid and legally binding obligations of the Company, subject to the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of New York and the United States of America and the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). Although we are not admitted to practice in the State of Delaware, we are generally familiar with the Delaware General Corporation Law and have made such inquiries as we consider necessary to render our opinion expressed hereof. This opinion is limited to the facts as they presently exist and the effect of the present state of the laws of the State of New York and the United States of America and the Delaware General Corporation Law. We assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Securities. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

         Our opinion is furnished specifically for you and your securityholders, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                       Very truly yours,

                                       /s/ GIBSON, DUNN & CRUTCHER LLP